UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2008

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.

On March 18, 2008, Getty Realty Corp. (“Getty” or the “Company”) issued a press release (the “Press Release”) disclosing that as a result of events arising subsequent to its announcement on February 5, 2008 of the Company’s preliminary results of operations for the quarter and year ended December 31, 2007, the Company revised its preliminary results of operations for those periods.  The Company disclosed that the continued deterioration in the financial condition and results of operations of Getty Petroleum Marketing Inc. (“Marketing”), the Company’s primary tenant, and other developments described in Item 8.01 hereof, have caused the Company to take a non-cash $10.5 million reserve for the full amount of the deferred rent receivable recorded as of December 31, 2007 for approximately 40% of the properties (the “Subject Properties”) under leases with Marketing (the “Marketing Leases”).  This reserve is reflected in the Company’s results of operations for the fourth quarter and year ended December 31, 2007.  Net earnings decreased by $8.8 million to $33.9 million for the year ended December 31, 2007, as compared to $42.7 million for the year ended December 31, 2006.  The Company incurred a net loss of $0.6 million for the quarter ended December 31, 2007 as compared net earnings of $9.8 million for the quarter ended December 31, 2006.

Taking this non-cash reserve negatively impacts the Company’s results of operation for the quarter and year ended December 31, 2007.  As a result, the Company cautions its investors, shareholders and other parties that the preliminary results of operations of the Company included in the February 5, 2008 press release and the related information discussed on the conference call on February 6, 2008 should not be relied upon.

A copy of the press release announcing the revised results of operations of the Company for the quarter and year ended December 31, 2007 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 2.06. Material Impairments.

On March 15, 2008, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that based on recent developments regarding Marketing, as explained in Item 8.01 below, the Company should revise its previously announced preliminary results of operations for the quarter and year ended December 31, 2007.  The Company is, accordingly, taking a non-cash $10.5 million reserve for the full amount of the deferred rent receivable recorded as of December 31, 2007 related to the Subject Properties under the Marketing Leases.  This non-cash reserve has been reflected in the Company’s results of operations for the fourth quarter and year ended December 31, 2007.  After recording this reserve, the Company had a net deferred rent receivable balance of $24.9 million.  The Company presently does not believe that any material amount of the deferred rent receivable impairment charge will result in future cash expenditures.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

A substantial portion of our revenues (76% for the three months ended December 31, 2007 and 78% for the year ended December 31, 2007) are derived from leases (the “Marketing Leases”) with our primary tenant, Getty Petroleum Marketing Inc. (“Marketing”).  Accordingly, our revenues are dependent to a large degree on the economic performance of Marketing and of the petroleum marketing industry, and any factor that adversely affects Marketing, or our relationship with Marketing, may have a material adverse effect on us.  Through March 2008, Marketing has made all required monthly rental payments under the Marketing Leases when due, although there is no assurance that it will continue to do so.  Even though Marketing is wholly-owned by a subsidiary of OAO LUKoil (“Lukoil”), one of the largest integrated Russian oil companies, Lukoil is not a guarantor of the Marketing Leases and there can be no assurance that Lukoil will continue to provide credit enhancement or additional capital to Marketing in the future.

In accordance with generally accepted accounting principles (“GAAP”), the aggregate minimum rent due over the current terms of the Marketing Leases, substantially all of which are scheduled to expire in December 2015, is recognized on a straight-line basis rather than when the cash payment is due.  We have recorded as deferred rent receivable on our consolidated balance sheet the cumulative difference between lease revenue recognized under this straight line accounting method and the lease revenue recognized when the payment is due under the contractual payment terms. We provide reserves for a portion of the recorded deferred rent receivable if circumstances indicate that a property may be disposed of before the end of the current lease term or if it is not reasonable to assume that a tenant will make all of its contractual lease payments when due during the current lease term.  Our assessments and assumptions regarding the recoverability of the deferred rent receivable related to the properties subject to the Marketing Leases are reviewed on a quarterly basis and such assessments and assumptions are subject to change.

We have had periodic discussions with representatives of Marketing regarding potential modifications to the Marketing Leases and in the course of such discussions Marketing has proposed to (i) remove approximately 40% of the properties (the “Subject Properties”) from the Marketing Leases and eliminate payment of rent to us, and eliminate or reduce payment of operating expenses, with respect to the Subject Properties, and (ii) reduce the aggregate amount of rent payable to us for the approximately 60% of the properties that would remain under the Marketing Leases (the “Remaining Properties”).  In light of these developments, and Marketing’s financial performance, which continued to deteriorate in the fourth quarter and for the year ended December 31, 2007 (as discussed below), we intend to attempt to negotiate with Marketing for a modification of the Marketing Leases which removes the Subject Properties from the Marketing Leases.  Following any such modification, we intend either to relet the Subject Properties or to sell the Subject Properties and reinvest the proceeds in new properties.  Any such modification would likely significantly reduce the amount of rent we receive from Marketing and increase our operating expenses.  We cannot accurately predict if or when the Marketing Leases will be modified or what the terms of any agreement may be if the Marketing Leases are modified.  We also cannot accurately predict what actions Marketing and Lukoil may take, and what our recourse may be, whether the Marketing Leases are modified or not.

Representatives of Marketing have also indicated to us that they are considering significant changes to Marketing’s business model.  We intend to attempt to negotiate with Marketing for a modification of the Marketing Leases to remove the Subject Properties; however if Marketing ultimately determines that its business strategy is to exit all of the properties it leases from us or to divest a composition of properties different from the properties comprising the Subject Properties, it is our intention to cooperate with Marketing in accomplishing those objectives to the extent that is prudent for us to do so by seeking replacement tenants or buyers for the properties subject to the Marketing Leases, either individually, in groups of properties, or by seeking a single tenant for the entire portfolio of properties subject to the Marketing Leases.  Although we are the fee or leasehold owner of the properties subject to the Marketing Leases and the owner of the Getty® brand and have prior experience with tenants who operate their gas stations, convenience stores, automotive repair services or other businesses at our properties, in the event that the Subject Properties or other properties are removed from the Marketing Leases, we cannot accurately predict if, when, or on what terms, such properties could be re-let or sold.

In February 2008 we received Marketing’s unaudited financial statements for the year ended December 31, 2007 and became aware that the previously disclosed deterioration in Marketing’s financial performance had continued to a point where, in conjunction with our intention to attempt to negotiate with Marketing for a modification of the Marketing Leases to remove the Subject Properties, we can no longer reasonably assume that we will collect all of the rent due to us related to the Subject Properties for the remainder of the current lease terms.  In reaching this conclusion, we relied on various indicators, including, but not limited to, the following: (i) Marketing’s significant operating losses, (ii) its negative cash flow from operating activities, (iii) its asset impairment charges for underperforming assets, and (iv) its negative earnings before interest, taxes, depreciation, amortization and rent payable to the Company.  Based upon our assessments and assumptions, we believe that it is probable at this time that Lukoil would not allow Marketing to fail to perform its obligations under the Marketing Leases.  Should our assessments and assumptions prove to be incorrect, the conclusions reached by the Company relating to (i) recoverability of the deferred rent receivable for the Remaining Properties and (ii) Marketing’s ability to pay its environmental liabilities (as discussed below) would likely change.

Based upon our belief that Marketing desires to have the Subject Properties removed from the Marketing Leases, and our intention to attempt to negotiate a modification of the Marketing Leases to such end, we believe that Marketing will not make all contractual lease payments when due for the entire current term of the Marketing Leases with respect to the Subject Properties.  Accordingly, we have reserved approximately $10.5 million of the deferred rent receivable recorded as of December 31, 2007, which is the full amount of the deferred rent receivable related to the Subject Properties.  This non-cash reserve has been reflected in our results of operations for the fourth quarter and year ended December 31, 2007 based on information that became available to us from Marketing after we announced our results of operations for those periods.  Providing this $10.5 million reserve reduces our net earnings and our funds from operations but does not impact our cash flow from operating activities or adjusted funds from operations since the impact of the straight-line method of accounting is not included in our determination of adjusted funds from operations. For additional information regarding funds from operations and adjusted funds from operations, which are non-GAAP measures, see “General – Supplemental Non-GAAP Measures” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Selected Financial Data” both of which appear in our Annual Report to Shareholders filed as exhibit 13 in our 2007 Annual Report on Form 10-K and are incorporated by reference herein.  While we believe it is no longer reasonable to assume that Marketing will make all contractual lease payments when due for the entire current term of the Marketing Leases with respect to the Subject Properties, after considering Marketing’s financial condition, our intention to negotiate a modification of the Marketing Leases, and certain other factors, including but not limited to those described above, we continue to believe that it is probable that we will collect the deferred rent receivable recorded as of December 31, 2007 related to the Remaining Properties.  In addition, based upon our evaluation of the carrying value of the Subject Properties, we believe that no impairment adjustment is necessary for the Subject Properties as of December 31, 2007 pursuant to the provisions of Statement of Financial Accounting Standards No. 144. We intend to regularly review our assumptions that affect the accounting for rental revenue related to the Remaining Properties subject to the Marketing Leases and our assumptions regarding potential impairment of the Subject Properties and, if appropriate, to consider adjusting our reserves.  Beginning in the first quarter of 2008, we anticipate that the rental revenue for the Remaining Properties will continue to be recognized on a straight-line basis and the rental revenue for the Subject Properties will be recognized when paid under the contractual payment terms.

As the operator of our properties under the Marketing Leases, Marketing is directly responsible to pay for the remediation of environmental contamination it causes and to comply with various environmental laws and regulations.  In addition, the Marketing Leases and various other agreements between Marketing and us allocate responsibility for known and unknown environmental liabilities between Marketing and us relating to the properties subject to the Marketing Leases.  Based on various factors, including our assessments and assumptions at this time that Lukoil would not allow Marketing to fail to perform its obligations under the Marketing Leases, we believe that Marketing will continue to pay for substantially all environmental contamination and remediation costs allocated to it under the Marketing Leases.  It is possible that our assumptions regarding the ultimate allocation methods and share of responsibility that we used to allocate environmental liabilities may change as a result of the factors discussed above, or otherwise, which may result in adjustments to the amounts recorded for environmental litigation accruals, environmental remediation liabilities and related assets.  We may ultimately be responsible to directly pay for environmental liabilities as the property owner if Marketing fails to pay them.  We are required to accrue for environmental liabilities that we believe are allocable to Marketing under the Marketing Leases and various other agreements if we determine that it is probable that Marketing will not pay its environmental obligations.

Based upon our assessment of Marketing's financial condition and certain other factors, including but not limited to those described above, we believe at this time that it is not probable that Marketing will not pay the environmental liabilities allocable to it under the Marketing Leases and various other agreements and, therefore, have not accrued for such environmental liabilities. Our assessments and assumptions that affect the recording of environmental liabilities related to the properties subject to the Marketing Leases are reviewed on a quarterly basis and such assessments and assumptions are subject to change.

We cannot provide any assurance that Marketing will continue to pay its debts or meet its rental, environmental or other obligations under the Marketing Leases prior or subsequent to any potential modification to the Marketing Leases discussed above. Additionally, we may be required to (i) reserve additional amounts of the deferred rent receivable at a later time, (ii) accrue for environmental liabilities that we believe are allocable to Marketing under the Marketing Leases and various other agreements, or (iii) record an impairment charge related to the Subject Properties as a result of the proposed modification of the Marketing Leases.  In the event that Marketing cannot or will not perform its rental, environmental or other obligations under the Marketing Leases; if the Marketing Leases are modified significantly or terminated; if we determine that it is probable that Marketing will not meet its environmental obligations and we accrue for such liabilities; if we are unable to relet or sell the properties subject to the Marketing Leases; or if we change our assumptions that affect the accounting for rental revenue or environmental liabilities related to the Marketing Leases; our business, financial condition, revenues, operating expenses, results of operations, liquidity, ability to pay dividends and stock price may be materially adversely affected.

For additional information regarding factors that could adversely affect us relating to Marketing, see “Part I, Item 1A. Risk Factors” in our 2007 Annual Report on Form 10-K.

CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K MAY CONSTITUTE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “INTENDS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K THAT ARE FORWARD-LOOKING INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS ABOUT  (A) THE COMPANY’S BELIEF THAT ANY MATERIAL AMOUNT OF THE DEFERRED RENT RECEIVABLE IMPAIRMENT CHARGE WILL NOT RESULT IN FUTURE CASH EXPENDITURES, (B) THE COMPANY’S STATEMENTS RELATING TO MARKETING’S ABILITY TO MAKE CONTRACTUAL LEASE PAYMENTS WHEN DUE FOR THE ENTIRE CURRENT TERM OF THE MARKETING LEASES, AND (C) THE COMPANY’S INTENTION WITH RESPECT TO ASSISTING LUKOIL AND MARKETING IF MARKETING DECIDES TO EXIT ALL OR SOME PART OF THE RETAIL MOTOR FUEL AND CONVENIENCE STORE BUSINESS IT IS CURRENTLY ENGAGED IN WITH RELATION TO THE PROPERTIES IT LEASES FROM THE COMPANY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.  INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Description

99.1	Press Release, dated March 18, 2008, issued by Getty Realty Corp.

The information contained in Item 2.02 and Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: March 18, 2008	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and
Chief Financial Officer